Exhibit D(17)

AMENDMENT TWO

DATED JUNE 1, 2008 TO

INVESTMENT SUB-ADVISORY AGREEMENT

for MassMutual Select Aggressive Growth Fund

WHEREAS, Massachusetts Mutual Life Insurance Company (“MassMutual”) and Sands Capital Management, Inc. (now known as Sands Capital Management, LLC) (the “Sub-Adviser”) entered into an Investment Sub-Advisory Agreement (the “Agreement”), effective as of February 9, 2004, as amended, relating to the MassMutual Aggressive Growth Fund (now known as MassMutual Select Aggressive Growth Fund) (the “Fund”); and

WHEREAS, Section 20 of the Agreement permits the Agreement to be amended by a written instrument approved in writing by both parties;

NOW THEREFORE, IT IS AGREED THAT:

1.	Capitalized terms used herein but not otherwise defined shall have the meanings given to those terms in the Agreement.

2.	The Sub-Adviser will not consult with any other sub-adviser to a fund for which MassMutual serves as investment adviser concerning transactions for the Fund in securities or other assets.

3.	The Sub-Adviser is responsible for providing investment advice only with respect to a discrete portion of the Fund’s portfolio.

4.	Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects.

5.	This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		SANDS CAPITAL MANAGEMENT, LLC

By:	/s/ Eric Wietsma	By:	/s/ Robert C. Hancock
	Name: Eric Wietsma		Name: Robert C. Hancock
	Title: Corporate Vice President		Title: COO

Accepted and Agreed to by:

MASSMUTUAL SELECT FUNDS on behalf of MassMutual Select Aggressive Growth Fund

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer